As filed with the Securities and Exchange Commission on March 11, 2013

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

REGISTRATION STATEMENT NO. 333-135505

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

REGISTRATION STATEMENT NO. 333-168104

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

REGISTRATION STATEMENT NO. 333-157999

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

REGISTRATION STATEMENT NO. 333-180204

BIOMIMETIC THERAPEUTICS, INC.

(Exact Name Of Registrant As Specified In Its Charter)

Delaware	62-1786244
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

389 Nichol Lane

Franklin, Tennessee 37067

(615) 844 - 1280

BIOMIMETIC THERAPEUTICS, INC.

2001 Long-Term Stock Incentive Plan, 2005 Employee Stock Purchase Plan, 2001 Long-Term Stock Incentive Plan,

401(k) Profit Sharing Plan & Trust, Registration Statement

Timothy E. Davis, Jr.

President

BIOMIMETIC THERAPEUTICS, INC.

5677 Airline Road

Arlington, Tennessee 38002

(901) 867-9971

(Telephone Number, Including Area Code, Of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller Reporting Company	☐

Deregistration of Securities

These Post-Effective Amendments (these “Post-Effective Amendments”) filed by BioMimetic Therapeutics, Inc., a Delaware Corporation (the “Company”), remove from registration all securities registered that remain unsold under the following registration statements (each, a “Registration Statement,” and collectively, the “Registration Statements”) filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”):

•

Registration Statement (Form S-8 No. 333-135505) pertaining to the BioMimetic Therapeutics, Inc. 2001 Long-Term Stock Incentive Plan and BioMimetic Therapeutics, Inc. 2005 Employee Stock Purchase Plan.

•	Registration Statement (Form S-8 No. 333-168104) pertaining to the BioMimetic Therapeutics, Inc. 2001 Long-Term Stock Incentive Plan.

•	Registration Statement (Form S-8 No. 333-157999) pertaining to the BioMimetic Therapeutics, Inc. 401(k) Profit Sharing Plan & Trust.

•	Registration Statement (Form S-8 No. 333-180204) pertaining to the BioMimetic Therapeutics, Inc. 401(k) Profit Sharing Plan & Trust.

On November 19, 2012, Wright Medical Group, Inc., a Delaware corporation (“Wright”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with BioMimetic Therapeutics, Inc., a Delaware corporation (“BioMimetic”) and Wright’s wholly-owned subsidiaries, Achilles Merger Subsidiary, Inc., a Delaware corporation (“Merger Sub”), and Achilles Acquisition Subsidiary, LLC, a Delaware limited liability company (“Sister Subsidiary” and together with Merger Sub, the “Merger Subsidiaries”) providing for, among other things, the merger of Merger Sub with and into the Company (the “Merger”) followed by BioMimetic merging with and into Sister Subsidiary, with Sister Subsidiary continuing as the surviving entity. The Merger became effective on March 1, 2013, pursuant to a Certificate of Merger filed with the Secretary of State of the State of Delaware.

As a result of the Merger, the Company has terminated all offerings of its securities pursuant to its existing registration statements, including the Registration Statements. The Company hereby removes from registration all securities registered under the Registration Statements that remain unsold as of the date of these Post-Effective Amendments.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, State of Tennessee, on the 8th day of March, 2013.

BIOMIMETIC THERAPEUTICS, INC.

By:	/s/ Lance A. Berry
Lance A. Berry

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Timothy E. Davis, Jr.	President (Principal Executive Officer)	March 7, 2013
Timothy E. Davis, Jr.

/s/ Lance A. Berry	Treasurer (Principal Financial and Accounting Officer) and Director	March 8, 2013
Lance A. Berry